Exhibit 10(hhh)

                             SECOND AMENDMENT TO THE
                        NORTH VALLEY BANCORP 401(K) PLAN
                        --------------------------------


This Second Amendment (Amendment) the North Valley Bancorp 401(k) Plan (Plan) is hereby adopted by North Valley Bancorp (Employer).


                                    RECITALS
                                    --------

A.   Effective as of January 1, 1984, the Employer adopted the Plan.

B. The Plan was restated in its entirety effective January 1, 1994 and was subsequently restated in its entirety on February 20, 1997.

C. Effective July 1, 2002, the Plan was amended and restated to include certain changes required by the Uniform Services Employment and Reemployment Rights Act (USERRA), the Uruguay Round Agreement Act of 1994
     (GATT), the Small Business Job Protection Act of 1996 (SBJPA '96), the Taxpayer Relief Act of 1997 (TRA '97), and the Community Renewal Tax Relief Act of 2000.

D. Effective October 12, 2000, North Valley Bancorp acquired Six Rivers National Bank. All employees who participated in the Six Rivers National Bank Profit Sharing 401(k) Plan (Six Rivers Plan) on the day before the acquisition were eligible to participate in this Plan on the first day of the payroll period following the acquisition date.

E. Effective July 1, 2002, the Plan was amended to allow Participants to defer up to fifty percent (50%) of their compensation, to exclude severance pay and taxable fringe benefits from the definition of compensation for only salary deferral contributions, and to provide that salary deferrals can be reinstated on the first day of each month.

F. Effective January 1, 2002, the Plan was amended to reflect certain changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

G. Effective January 1, 2003, the Plan was amended by the former prototype plan sponsor, Diversified Investment Advisors, to adopt the provisions described in Question and Answer No. 3 of Final Treasury Regulations
     section 1.401(a)(9)-1 published on April 17, 2002 regarding the plan document provisions necessary to comply with Internal Revenue Code section 401(a)(9).

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H.   In August, 2004, the Employer amended the Plan to provide for the participation of the employees of Yolo Community Bank effective September 1, 2004 as a result of the merger of Yolo Community Bank into new Yolo Community Bank, a wholly-owned subsidiary of North Valley Bancorp effective August 31, 2004, to provide for the crediting of prior service with Yolo Community Bank for purposes of eligibility, accrual of benefits and vesting under the Plan and to provide the Employer the opportunity to make safe harbor contributions to the Plan for each Plan Year that the Employer so elects and provides the required "safe harbor" notice under the Code.

I. In September 2004, the Employer amended and restated the Plan to clarify and conform certain provisions with its original intent that was not accurately captured in the August 2004, amendment and restatement.

J. The Employer amended the Plan: to reduce the limit for making distributions without participant consent from $5,000 to $1,000 effective March 28, 2005; and to change the matching contribution rate to 50% on every dollar up to the first 6% of the employee's compensation effective July 1, 2005.

K. The Employer now wishes to amend the Plan to eliminate all forms of distribution from the Plan other than hardship withdrawals, lump sum distributions and eligible rollover distributions.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer hereby amends the Plan effective July 1, 2005:

1.   Plan section 2.32 is amended in its entirety effective to read as follows:

     2.32. Qualified Joint And Survivor Annuity.
           ------------------------------------

           A "Qualified Joint and Survivor Annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse.

2.   Plan section 10.06 is amended in its entirety to read as follows:

     10.06 Method of Payment of Benefits.
           -----------------------------

           Upon a Participant's Termination of Employment, the Plan Administrator shall determine the Vested amount credited to the Participant's Account(s) and shall direct the Trustee to distribute to the Participant, or the Participant's Beneficiary, any amount to

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           which the Participant is entitled under the Plan in a single lump sum distribution of the Participant's Accrued Benefit in cash or in kind.

           A. If the value of the Participant's Vested benefit does not exceed one thousand dollars ($1,000), the Plan Administrator may immediately distribute such benefit without such Participant's consent. However, a participant's Vested benefit may not be paid prior to the later of the Participant's attainment of age sixty-two (62) or Normal Retirement Age without the written consent of the Participant if the value exceeds one thousand dollars ($1,000).

           B. For distributions made after December 31, 2001 for purposes of subsection A, above, the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the
                  value of the Participant's nonforfeitable Account balance as so determined is one thousand dollars ($1,000) or less, the plan may immediately distribute the Participant's entire nonforfeitable Account Balance.

           C. Death and other nonretirement benefits payable under the Plan shall be incidental to the primary purpose of the Plan. Thus, distributions to the Participant under the Plan shall be in sufficient amounts so that the relationship of a Participant's total benefits under the Plan to the deferred compensation payable to the Participant under the Plan is such that the primary purpose of the Plan is to provide deferred compensation to the Participant, all as defined in the incidental death benefit rules in effect prior to January 1, 1989, or for calendar years beginning after December 31, 1988, the requirements of Code section 401(a)(9)(G) and the regulations promulgated thereunder.

3.   Plan section 10.07.B. is amended in its entirety to read as follows:

     10.07. Commencement of Payment of Benefits.
            -----------------------------------

           B. Benefits shall begin to be paid to the Participant not later than the sixtieth day after the latest of the close of the Plan Year in which:

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                  (1)      Occurs the date on which the Participant is the
                           earlier of age sixty-five (65) or the Normal
                           Retirement Age;

                  (2) Occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan;

                  (3) The Participant terminates his service with the Employer; or

                  (4) At such later date as the Participant (or where the Participant has died, the Participant's Beneficiary) may request; provided that the Participant or the Participant's Beneficiary must submit a written statement to the Trustee which describes the benefit of the date on which payment shall commence.

4.   Plan section 10.07.C.2.3 is amended in its entirety to read as follows:

                           2.3      Forms of Distribution.
                                    ---------------------

                                    Unless the Participant's interest is
                                    distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with sections 3 and 4 of this article.

5.   In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 28th day of April, 2005.


                                        EMPLOYER:
                                        ---------

                                        NORTH VALLEY BANCORP


                                       By: /s/ MICHAEL J. CUSHMAN
                                           ------------------------------------
                                           Michael J. Cushman,
                                           President & CEO

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